Exhibit 5.1

[Letterhead of Schulte Roth & Zabel LLP]

October 5, 2004

USA Mobility, Inc.
6677 Richmond Highway
Alexandria, Virginia 22306

Re:	Registration Statement on Form S-4 relating to the merger of Metrocall Holdings, Inc. and Arch Wireless, Inc.

Ladies and Gentlemen:

               We have acted as special New York counsel to USA Mobility, Inc. (formerly known as Wizards-Patriots Holdings, Inc.), a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-4, File No. 333-115769 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Act”), which Registration Statement relates to the proposed issuance by the Company of up to 27,810,511 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of March 29, 2004, as amended by the Amendment dated October 5, 2004, (the “Merger Agreement”), by and among the Company, Wizards Acquiring Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Metrocall Acquiring Sub”), Metrocall Holdings, Inc., a Delaware corporation (“Metrocall”), Patriots Acquiring Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Arch Acquiring Sub”), and Arch Wireless, Inc., a Delaware corporation (“Arch”). The Merger Agreement provides that Metrocall Acquiring Sub will be merged with and into Metrocall (the “Metrocall Merger”) and Arch Acquiring Sub will be merged with and into Arch (the “Arch Merger” and, together with the Metrocall Merger, the “Mergers”). Upon consummation of the Mergers, each of Metrocall and Arch will become a wholly owned subsidiary of the Company. The Registration Statement includes a joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) to be furnished to the stockholders of Metrocall and Arch in connection with their approval and adoption of the Merger Agreement and upon delivery of the Shares in exchange for shares of Metrocall and Arch common stock in connection with the Mergers.

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

               In this capacity, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth below. As to all matters of fact (including, without limitation, matters of fact set forth in this opinion), we have relied upon and assumed the accuracy of statements and representations of officers and other representatives of the Company and others.

               In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any document or certificate, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents and the authority of all persons signing such documents or certificates.

     We are attorneys admitted to practice in the State of New York and the opinion set forth below is limited to the laws of the State of New York. With your permission, we have rendered the opinion set forth below as if the Company were incorporated under the laws of the State of New York.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued in connection with the Mergers in accordance with the terms and conditions of the Merger Agreement, all as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading “Legal Matters” in the Registration Statement and the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SCHULTE ROTH & ZABEL LLP

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